Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Legacy Education Alliance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)
Fees to be Paid	Equity	Common Stock, $0.0001 par value	Other	15,610,236	$.1593	$2,486,711	.0001102	$274.04
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share underlying convertible debentures	Other	30,413,500	$.1593	$4,844,871	.0001102	$533.91
Fees to be Paid	Equity	Common Stock, par value $0.001 per share underlying options	Other	18,400,000	.1593	2,931,120	.0001102	323.01
		Total Offering Amounts				$10,262,702		$1,130.96
		Total Fee Offsets						$255.35
		Net Fee Due						$875.61

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(3)		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	Legacy Education Alliance, Inc.	S-1	333-261414	November 30, 2021			$255.35	Equity	Common Stock, $0.0001 par value	43,723,736	$2,754,596.00
Fee Offset Sources	Legacy Education Alliance, Inc.	S-1	333-261414		November 30, 2021	$						$255.35

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act.

(3)	An aggregate of 43,723,736 shares of Common Stock, consisting of 11,907,236 shares of Common Stock, 13,416,500 shares of Common Stock issuable upon conversion of certain of the Debentures. and 18,400,000 shares of Common Stock issuable upon conversion of outstanding options were previously registered for resale pursuant to the Company’s previously filed Registration Statement on Form S-1 (File No. 333-261414) (the “Prior Registration Statement”). The Prior Registration Statement is no longer effective.